Exhibit 10.7

SCHEDULE A

CNB FINANCIAL CORPORATION

Supplemental Executive Retirement Plan

Benefit Schedule for Michael D. Peduzzi

This Schedule replaces in its entirety, and supersedes in all respects, the previous Schedule A dated December 28, 2021

Normal Retirement Benefit (payable annually)	$120,000
Term for Payment of Normal Retirement Benefit	20 Years
Normal Retirement Age	62

Calculation of Accrued Benefit1:

Plan Year	December 31 Accrued Benefit
Plan Years Ending on December 31, 2023	$240,000.00
January 1 – December 31, 2024	$960,000.00
January 1 – December 31, 2025	$1,680,000.00
January 1 – December 31, 2026 and all subsequent Plan years	$2,400,000.00

MICHAEL D. PEDUZZI

By:	/s/ Michael D. Peduzzi
Date:	October 1, 2023

CNB FINANCIAL CORPORATION

By:	/s/ Peter F. Smith
Name:	Peter F. Smith
Title:	Chairman of the Board
Date:	October 1, 2023

[1]	Accrued Benefit (calculated as set forth herein) to be divided by twenty (20) and paid over a term of twenty (20) years.